HATTERAS FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


         Hatteras Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of the Non-Retail Class of the Prime Portfolio Series Common Stock that the Corporation has the authority to issue by six billion (6,000,000,000) shares and hereby reclassifies one billion (1,000,000,000) of such shares as shares of the Non-Retail Class of the Equity Income Portfolio Series Common Stock, one billion (1,000,000,000) of such shares as shares of the Retail Class of the Equity Income Portfolio Series Common Stock, one billion (1,000,000,000) of such shares as shares of the Non-Retail Class of the Government Securities Portfolio Series Common Stock, one billion (1,000,000,000) of such shares as shares of the Retail Class of the Government Securities Portfolio Series Common Stock, one billion (1,000,000,000) of such shares as shares of the Non-Retail Class of the International Equity Portfolio Series Common Stock and one billion (1,000,000,000) of such shares as shares of the Retail Class of the International Equity Portfolio Series Common Stock.

         SECOND: The shares of the Non-Retail Class of the Prime Portfolio Series Common Stock reclassified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption prescribed each for the corresponding Portfolio which shall apply to the several Retail and Non-Retail Classes of such Portfolio as a whole and shall not differentiate between such Retail and Non-Retail Classes of a Portfolio. In addition to those items, the terms below shall apply:

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                  (a) All consideration received by the Corporation for the
issue or sale of shares of each Class of each Portfolio, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" each such Class. The assets belonging to each class of each Portfolio may be invested with the assets belonging to the other class of such Portfolio and, if so, the income, earnings, profits and proceeds thereof shall be allocated to each class of the Portfolio in the proportion that the assets belonging to each class bear to the total assets of the Portfolio or as otherwise determined by the Board of Directors.
                  (b) Dividends or distributions on shares of each Class of each Portfolio, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to each such Class.

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                  (c) In event of the liquidation or dissolution of the
Corporation, the holders of each Class of each Portfolio shall each be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, other than general assets not belonging to any particular Class, assets belonging to such Class of such Portfolio. The assets so distributable to the holders of each Class of each Portfolio shall be distributed among such stockholders in proportion to the number of shares of each such Class held by them and recorded on the books of the Corporation.

                  (d) The assets belonging to each Class of each Portfolio shall be charged with the expenses and liabilities of the Corporation in respect of such shares as well as with such Class' share of the general expenses and liabilities of the Corporation as determined by the Board of Directors. The expenses and liabilities so charged to each Class are herein referred to as "expenses and liabilities belonging to" such Class. The determination of the Board of Directors shall be conclusive as to the allocation of expenses and liabilities, including accrued expenses and reserves, and assets to a given Class or Classes.

                  (e) On each matter submitted to a vote of the stockholders, each holder of shares of a Class shall be entitled to one vote for each share standing in his name on the books of the Corporation and shall vote together with the holders of all Classes of stock as a single Class; provided, however, that holders of each Class of a Portfolio shall have the exclusive right to vote on any agreement or other matter requiring shareholder vote that relates only to that Class of such Portfolio and that to the extent Class voting is required by the Investment Company Act of 1940 or Maryland Law as to any such matter, those requirements shall apply. Any fractional share, if such fractional share is outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends, but excluding the right to receive a stock certificate evidencing a fractional share.

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                  (f) The net asset value of each Class of each Portfolio shall be computed separately from that of each other Class of that Portfolio or any other class of stock of the Corporation.

         THIRD: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereto, the Corporation was authorized to issue ten billion (10,000,000,000) shares of Common Stock, all of which had an aggregate par value of one tenth of one cent ($.001) per share, having an aggregate par value of ten million dollars ($10,000,000.00) of which 2,000,000,000 shares were classified as Non-Retail Class of the Prime Portfolio Series Common Stock, 2,000,000,000 shares were classified as Non-Retail Class of the Treasury Portfolio Series Common Stock, 1,000,000,000 shares were classified as Non-Retail Class of the Tax-Exempt Money Market Portfolio Series Common Stock, 2,000,000,000 shares were classified as Retail Class of the Prime Portfolio Series Common Stock, 2,000,000,000 shares were classified as Retail Class of the Treasury Portfolio Series Common Stock and 1,000,000,000 shares were classified as Retail Class of the Tax-Exempt Money Market Portfolio Series Common Stock.

         FOURTH: As hereby increased and reclassified, the total number of shares of stock which the Corporation has authority to issue is sixteen billion (16,000,000,000) shares of Common Stock, all of which are of a par value of one tenth of one cent ($.001) per share having an aggregate par value of sixteen million dollars ($16,000,000.00), of which two billion (2,000,000,000) shares are classified as shares of the Non-Retail Class of Prime Portfolio Series Common Stock, two billion (2,000,000,000) shares are classified as shares of the Non-Retail Class of the Treasury Portfolio Series Common Stock, one billion (1,000,000,000) shares are classified as shares of the Non-Retail Class of the Tax-Exempt Money Market Portfolio Series Common Stock, two billion

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(2,000,000,000) shares are classified as shares of the Retail Class of the Prime
Portfolio Series Common Stock, two billion (2,000,000,000) shares are classified as shares of the Retail Class of the Treasury Portfolio Series Common Stock, one billion (1,000,000,000) shares are classified as shares of the Retail Class of the Tax-Exempt Money Market Portfolio Series Common Stock, one billion (1,000,000,000) shares are classified as shares of the Non-Retail Class of the Equity Income Portfolio Series Common Stock, one billion (1,000,000,000) shares are classified as shares of the Non-Retail Class of the Government Securities Portfolio Series Common Stock, one billion (1,000,000,000) shares are classified as shares of the Non-Retail Class of the International Equity Portfolio Series Common Stock, one billion (1,000,000,000) shares are classified as shares of the Retail Class of the Equity Income Portfolio Series Common Stock, one billion (1,000,000,000) shares are classified as shares of the Retail Class of the Government Securities Portfolio Series Common Stock and one billion (1,000,000,000) shares are classified as shares of the Retail Class of the International Equity Portfolio Series Common Stock.

         FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

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         SIXTH: The Board of Directors of the Corporation increased the total number of shares of Common Stock the Corporation has authority to issue pursuant to section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

         IN WITNESS WHEREOF, HATTERAS FUNDS, INC. has caused these Articles Supplementary to be executed by its Executive Vice President and its corporate seal to be affixed and attested by its Secretary on this 26th day of March, 1991. The Executive Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation, and states under the penalties of perjury that to the best of his knowledge, information and belief, the matters and facts relating to approval hereof are true in all material respects.

                                                 HATTERAS FUNDS, INC.

                                                 By:  /S/ Robert H. Graham
                                                      ---------------------
                                                 Robert H. Graham
                                                 Executive Vice President


ATTEST:

/S/ William H. Kleh
--------------------
William H. Kleh
Secretary

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